Ken VandeVrede
65 West End Ave
Pompton Plains, NJ 07444
April 20, 2018

Derek Peterson
CEO
Terra Tech Corp
2040 Main Street
Suite 225
Irvine, CA 92614

To Terra Tech Board of Directors:

I hereby resign from the Board of Directors of Terra Tech Corp. effective immediately because of a disagreement relating to the operations, policies and practices of the company.

Ken VandeVrede